Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby nominates, constitutes and appoints each of Robert Smith, David Breach, Gwen Reinke, Gursimarjit (“Simi”) Singh and Heather Wilkins (with full power to each of them to act alone) as their true and lawful attorney-in-fact and agent for them on their behalf and in their name, place and stead, in any way and all capacities to:

1. execute for and on behalf of the undersigned, in the undersigned’s capacity as a reporting person of VistaOne, L.P. (the “Fund”), pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act (including any amendments thereto);

2. execute for and on behalf of the undersigned, in the undersigned’s capacity as a reporting person of the Fund, pursuant to Rule 144 under the Securities Act of 1933, as amended, including, without limitation, notices on Form 144 (including any amendments thereto);

3. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, 5 or 144 and timely file such form with the U.S. Securities and Exchange Commission or similar authority, including without limitation, completing and filing an application for EDGAR codes (i.e., CIK and CCC codes); and

4. take any other action of any type whatsoever in connection with the foregoing that, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Fund assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act or Rule 144 under the Securities Act of 1933, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and Form 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned caused this Power of Attorney to be executed as of August 18, 2026.

/s/ Lauren B. Dillard

Name: Lauren B. Dillard